Exhibit 1

                             JOINT FILING AGREEMENT

         This JOINT FILING AGREEMENT, dated as of February 14, 2006, is made by and between Health Partners, a Bermuda general partnership ("Health Partners"); Capital Z Financial Services Fund II, L.P., a Bermuda limited partnership ("Capital Z Fund II"); Capital Z Partners, L.P., a Bermuda limited partnership ("Capital Z L.P."); and Capital Z Partners, Ltd., a Bermuda corporation ("Capital Z Ltd."). Health Partners, Capital Z Fund II, Capital Z L.P. and Capital Z Ltd. are collectively referred to herein as the "Parties" and each individually as a "Party." Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the Parties hereby acknowledge and agree that Schedule 13G is filed on behalf of each such Party and that all subsequent amendments to the Statement on Schedule 13G shall be filed on behalf of each of the Parties without the necessity of filing additional joint acquisition statements. The Parties hereby acknowledge that each Party shall be responsible for timely filing of such amendments, and for the completeness and accuracy of the information concerning such Party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other Party, except to the extent that such Party knows or has reason to believe that such information is inaccurate.


                            [signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Joint Filing Agreement as of the day and year first above written.


                            HEALTH PARTNERS

                            By: Capital Z Financial Services Fund II, L.P.,
                                its General Partner

                            By: Capital Z Partners, L.P., its General Partner

                            By: Capital Z Partners, Ltd., its General Partner

                            By: /s/ Craig Fisher
                                -----------------------------------------------
                                General Counsel



                            CAPITAL Z FINANCIAL SERVICES FUND II, L.P.

                            By: Capital Z Partners, L.P., its General Partner

                            By: Capital Z Partners, Ltd., its General Partner

                            By: /s/ Craig Fisher
                                -----------------------------------------------
                                General Counsel



                            CAPITAL Z PARTNERS, L.P.

                            By: Capital Z Partners, Ltd., its General Partner

                            By: /s/ Craig Fisher
                                -----------------------------------------------
                                General Counsel



                            CAPITAL Z PARTNERS, LTD.

                            By: /s/ Craig Fisher
                                -----------------------------------------------
                                General Counsel